Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report on Form 10-Q of Talen Energy Corporation (the "Company") for the quarter ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark McFarland
Mark “Mac” A. McFarland
President & Chief Executive Officer
(Principal Executive Officer)

/s/ Terry Nutt
Terry L. Nutt
Chief Financial Officer
(Principal Financial Officer)
Dated: August 13, 2024

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This certification shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act.